Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this "Amendment"), effective June 23, 2020, amends the Employment Agreement (as amended from time to time, the "Agreement") by and between Brainstorm Cell Therapeutics Ltd. and Uri Yablonka.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Section 3.1 of the Agreement is hereby amended and restated as follows:

“3.1 Salary.  In consideration for Employee’s obligations under this Agreement, Company shall pay Employee an annual base salary of 640,000 NIS per year, payable in accordance with the Company’s regular payroll practices (e.g., timing of payments and standard employee deductions, such as income and employment tax withholdings) and as required by law.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BRAINSTORM CELL THERAPEUTICS LTD.

By:	/s/ Alla Patlis	/s/ Uri Yablonka
Name:	Alla Patlis	Uri Yablonka
Title:	Controller